Exhibit 3.2

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                      JOHN HANCOCK FINANCIAL SERVICES, INC.

                          AMENDED AND RESTATED BY-LAWS

                         As Adopted on February 11, 2002

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ARTICLE I. STOCKHOLDERS........................................................1

Section 1.01.  Annual Meetings.................................................1

Section 1.02.  Special Meetings................................................1

Section 1.03.  Notice of Meetings; Postponements; Waiver.......................1

Section 1.04.  Quorum..........................................................2

Section 1.05.  Voting..........................................................2

Section 1.06.  Voting by Ballot................................................2

Section 1.07.  Adjournment.....................................................2

Section 1.08.  Proxies.........................................................3

Section 1.09.  Organization; Procedure.........................................3

Section 1.10.  Notice of Stockholder Business and Nominations..................4

Section 1.11.  Inspectors of Elections.........................................6

Section 1.12.  Opening and Closing of Polls....................................7

Section 1.13.  No Stockholder Action by Written Consent........................7

ARTICLE II. BOARD OF DIRECTORS.................................................7

Section 2.01.  General Powers..................................................7

Section 2.02.  Number of Directors.............................................7

Section 2.03.  Classified Board; Election of Directors.........................7

Section 2.04.  Annual and Regular Meetings.....................................8

Section 2.05.  Special Meetings; Notice........................................8

Section 2.06.  Quorum; Voting..................................................8

Section 2.07.  Adjournment.....................................................9

Section 2.08.  Action Without a Meeting........................................9

Section 2.09.  Regulations; Manner of Acting...................................9

Section 2.10.  Action by Telephonic Communications.............................9

Section 2.11.  Resignations....................................................9

Section 2.12.  Removal of Directors............................................9

Section 2.13.  Vacancies and Newly Created Directorships.......................9

Section 2.14.  Compensation...................................................10

Section 2.15.  Reliance on Accounts and Reports, etc..........................10

ARTICLE III. BOARD COMMITTEES.................................................10

Section 3.01.  General........................................................10
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Section 3.02.  Notices of Times of Meetings of Committees and
   Presiding Officers.........................................................10

Section 3.03.  Powers.........................................................11

Section 3.04.  Proceedings....................................................11

Section 3.05.  Quorum and Manner of Acting....................................11

Section 3.06.  Action by Telephonic Communications............................11

Section 3.07.  Absent or Disqualified Members.................................11

Section 3.08.  Resignations...................................................11

Section 3.09.  Removal........................................................12

Section 3.10.  Vacancies......................................................12

ARTICLE IV. OFFICERS..........................................................12

Section 4.01.  Number.........................................................12

Section 4.02.  Election.......................................................12

Section 4.03.  Salaries.......................................................12

Section 4.04.  Removal and Resignation; Vacancies.............................12

Section 4.05.  Authority and Duties of Officers...............................13

Section 4.06.  The Chairman of the Board; Vice Chairman of the Board..........13

Section 4.07.  The Chief Executive Officer....................................13

Section 4.08.  The President..................................................13

Section 4.09.  The Vice Presidents............................................14

Section 4.10.  The Secretary..................................................14

Section 4.11.  The Chief Financial Officer....................................15

Section 4.12.  The Treasurer..................................................16

Section 4.13.  General Counsel................................................16

Section 4.14.  Additional Officers............................................16

Section 4.15.  Security.......................................................16

ARTICLE V. CAPITAL STOCK......................................................17

Section 5.01.  Certificates of Stock, Uncertificated Shares...................17

Section 5.02.  Signatures; Facsimile..........................................17

Section 5.03.  Lost, Stolen or Destroyed Certificates.........................17

Section 5.04.  Transfer of Stock..............................................17

Section 5.05.  Record Date....................................................18

Section 5.06.  Registered Stockholders........................................18

Section 5.07.  Transfer Agent and Registrar...................................18
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ARTICLE VI. INDEMNIFICATION...................................................19

Section 6.01.  Nature of Indemnity for Directors and Officers.................19

Section 6.02.  Nature of Indemnity for Employees and Agents...................19

Section 6.03.  Limitation on Indemnities......................................20

Section 6.04.  Expenses to be Reimbursed......................................20

Section 6.05.  Determination that Indemnification is Proper...................20

Section 6.06.  Advance Payment of Expenses....................................21

Section 6.07.  Survival.......................................................21

Section 6.08.  Preservation of Other Rights...................................21

Section 6.09.  Insurance......................................................21

Section 6.10.  Severability...................................................21

Section 6.11.  Procedure for Indemnification of Directors and Officers........22

ARTICLE VII. OFFICES..........................................................22

Section 7.01.  Registered Office..............................................22

Section 7.02.  Other Offices..................................................22

ARTICLE VIII. GENERAL PROVISIONS..............................................23

Section 8.01.  Dividends......................................................23

Section 8.02.  Reserves.......................................................23

Section 8.03.  Execution of Instruments.......................................23

Section 8.04.  Corporate Indebtedness.........................................23

Section 8.05.  Deposits.......................................................24

Section 8.06.  Checks.........................................................24

Section 8.07.  Sale, Transfer, etc. of Securities.............................24

Section 8.08.  Voting Upon Stock..............................................24

Section 8.09.  Fiscal Year....................................................24

Section 8.10.  Seal...........................................................25

Section 8.11.  Books and Records; Inspection..................................25

ARTICLE IX. AMENDMENT OF BY-LAWS; EMERGENCY BY-LAWS...........................25

Section 9.01.  Amendment......................................................25

Section 9.02.  Emergency By-Laws..............................................25

ARTICLE X. CONSTRUCTION.......................................................26

Section 10.01.  Construction..................................................26
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                      JOHN HANCOCK FINANCIAL SERVICES, INC.

                          AMENDED AND RESTATED BY-LAWS

                         As adopted on February 11, 2002

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                                   ARTICLE I.

                                  STOCKHOLDERS

      Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

      Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or, in the event of his or her absence or disability, by the President), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

      Section 1.03. Notice of Meetings; Postponements; Waiver. Except as otherwise provided by law or the Certificate of Incorporation, notice given in writing or by electronic transmission of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting, such notice to specify the place, date and hour and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Without limiting the manner by which notice otherwise may be given to stockholders, any notice given by electronic transmission shall be deemed to have been given to a stockholder at the time specified in the Delaware General Corporation Law. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Such further notice shall be given as may be required by law. The Board of Directors may postpone any meeting prior to the scheduled meeting time.


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      Notice of the time, place, and purpose of any meeting of stockholders may be waived (i) in writing signed by the person entitled to notice thereof or (ii) by electronic transmission made by the person entitled to notice, either before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. Notice will be waived by any stockholder by his or her attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

      Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. At any meeting at which a quorum is present the vote of a majority of the shares represented in person or by proxy and voting on the subject matter shall be sufficient for the transaction of any business at such meeting, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, and except that the election of directors shall be by a plurality of the shares represented in person or by proxy at such a meeting and voting on the election of directors.

      Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote not required to be taken by ballot may be conducted in any manner approved at the meeting at which such vote is taken.

      Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Whether or not a quorum is present, the presiding officer of the meeting may adjourn the meeting from time to time. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder


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of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

      Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy expressly provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Section 1.09. Organization; Procedure. The Chairman of the Board, or, in his or her absence or disability, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, any Senior Executive Vice President or any Executive Vice President, in the order named, shall call meetings of the stockholders to order, and shall act as presiding officer of such meetings. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer. Except to the extent inconsistent with applicable law or any rules and regulations adopted by the Board of Directors, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such presiding officer, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time


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allotted to questions or comments by participants; and (f) establishing times for opening and closing of the voting polls for each item upon which a vote is to be taken. Unless, and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

      Section 1.10. Notice of Stockholder Business and Nominations.

            (1) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors or the Chairman of the Board, or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph
(1)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year's annual meeting and, in addition, at least 45 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided that, if, in any succeeding year, the date of the annual meeting is advanced or delayed by more than thirty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.


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                  (iii) Notwithstanding anything in the second sentence of
paragraph (1)(ii) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            (2) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (1)(ii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

            (3) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 may be elected as Directors at a meeting and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 1.10, "public announcement" shall mean disclosure in a press release or other means reasonably designed to provide broad distribution of the information to the public, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.


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                  (iii) Notwithstanding the foregoing provisions of this Section
1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect Directors, if so provided under any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

      Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

            (1) ascertain the number of shares outstanding and the voting power of each;

            (2) determine the shares represented at a meeting and the validity of proxies and ballots;

            (3) count all votes and ballots;

            (4) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

            (5) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

            (6) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

            (7) the inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

            (8) when determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the


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inspector, at the time of his or her certification pursuant to (6) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

      Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

      Section 1.13. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

      Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

      Section 2.02. Number of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of Directors shall be fixed from time to time by a majority of the Board of Directors then in office; provided, however, that the Board shall at no time consist of fewer than three
(3) Directors.

      Section 2.03. Classified Board; Election of Directors. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of preferred stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class ("Class I") whose initial term expires at the 2000 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2001 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2002 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, at each annual meeting of stockholders of the corporation, and subject to the rights of the holders of shares of any class or series of preferred stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


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      Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

      Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any Vice President), or by the Chairman or Vice Chairman, if any, of the Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

      Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of at least a majority of the Directors then in office (but not less than one-third of the total number of directors as then fixed by the Board of Directors) shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of at least a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, provided however, that in accordance with Section 9.9 of the Plan of Reorganization of John Hancock Mutual Life Insurance Company, dated August 31, 1999 (the "Plan"), the affirmative vote of at least three-fourths (3/4) of the Directors then in office shall be required to amend the Plan following the effective date of the reorganization of John Hancock Mutual Life Insurance Company.


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

      Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

      Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

      Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

      Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

      Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 2.12. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

      Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.12, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships shall be filled by a majority of the Directors then in office, although less than a quorum, provided that in lieu of filling any vacancy the Board of Directors may reduce the number of Directors pursuant to Section 2.02. A Director elected to fill a vacancy


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shall hold office for the unexpired term of his or her predecessor and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. A Director elected to fill a newly created directorship shall hold office for the term remaining of the class to which he or she is elected and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

      Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by the Board of Directors.

      Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE III.

                                BOARD COMMITTEES

      Section 3.01. General. The Board of Directors may designate one or more other committees, each such committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors or at any other time. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

      Section 3.02. Notices of Times of Meetings of Committees and Presiding Officers. Meetings of a committee shall be held upon call of the Chief Executive Officer, or upon call of the chairman of such committee or two members of such committee. Meetings of each committee may also be held at such other times as it may determine. A meeting of a committee shall be held at such place and upon such notice as shall be determined by the person or persons who call such meeting. Any such chairman, if present, or such member or members of each committee as may be designated by the Chief Executive Officer shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer. Meetings of any committee may be attended by
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Directors who are not members of such committee unless the chairman of such committee requests otherwise.

      Section 3.03. Powers. Each committee of the Board of Directors shall have and may exercise such powers of the Board of Directors as shall be specified by the Board of Directors. An action by any such committee shall, for purposes of these By-Laws, and otherwise, be deemed to be the same as an action by the Board of Directors; provided, however, that no committee shall have or exercise any powers which may not be delegated to a committee under applicable law. Any committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

      Section 3.04. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

      Section 3.05. Quorum and Manner of Acting. At all meetings of any committee, the presence of members (or alternate members) constituting a majority of the members then serving on such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. Notwithstanding anything to the contrary set forth in this Section 3.05 or elsewhere in these By-Laws, committees of two or fewer directors may operate otherwise as determined by the Board of Directors.

      Section 3.06. Action by Telephonic Communications. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

      Section 3.07. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Section 3.08. Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect


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

upon delivery. Any resignation from the Board of Directors shall automatically constitute a resignation from any committee on which such Director may serve.

      Section 3.09. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors. Removal of a Director as such shall automatically constitute removal from any committees on which such Director may serve.

      Section 3.10. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV.

                                    OFFICERS

      Section 4.01. Number. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents and Senior Managing Directors, or other positions of equivalent rank) as the Board of Directors may from time to time determine, a Chief Financial Officer, a General Counsel, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. The Board of Directors may also elect from its own membership a Chairman of the Board of Directors and a Vice Chairman.

      Section 4.02. Election. The officers of the Corporation (except such officers as may be appointed in accordance with the provisions of Section 4.14 hereof) shall be elected by the Board of Directors at the annual meeting of the Board of Directors or at any other time and in any other manner as the Board of Directors may determine. Each officer shall hold office until the next ensuing annual meeting of the Board of Directors and until such officer's successor shall have been elected and qualified, or until such officer's death, or until such officer shall resign in the manner provided in Section 4.04 hereof, or shall have been removed in the manner provided in Section 4.04 hereof or until such officer's employment otherwise ceases. Any number of offices may be held by the same person. Each of the Chairman of the Board and the Vice Chairman, if any, shall be and remain a Director of the Corporation during his or her respective term of office. No other officer need be a Director.

      Section 4.03. Salaries. The salaries of the Chairman of the Board and all other officers of the Corporation shall be fixed in a manner as determined by the Board of Directors.

      Section 4.04. Removal and Resignation; Vacancies. Any officer of the Corporation may be removed for or without cause at any time by the Board of Directors. Any other officer appointed in


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accordance with the provisions of Section 4.14 hereof may also be removed, either for or without cause, by the Chief Executive Officer, or any other officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled as determined by the Board of Directors.

      Section 4.05. Authority and Duties of Officers. Except as may otherwise be provided by the Board of Directors, the officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, provided that in any event each officer shall exercise such powers and perform such duties as may be required by law.

      Section 4.06. The Chairman of the Board; Vice Chairman of the Board. The Directors shall elect from among the members of the Board of Directors a "Chairman" of the Board. The Chairman shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board of Directors. The Chairman shall preside over all meetings of the Stockholders and the Board of Directors. The Vice Chairman, if any, shall perform the duties of the Chairman in the Chairman's absence.

      Section 4.07. The Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any such employee or agent. The Chief Executive Officer shall, in the absence of the Chairman of the Board and Vice Chairman, if any, preside at all meetings of the Board of Directors. The Chief Executive Officer shall be vested with the powers, and perform the duties, of the Chairman of the Board in the absence of the Chairman and the Vice Chairman, if any. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 4.08. The President. The President, subject to the authority of the Chief Executive Officer, shall be the Chief Operating Officer of the Corporation and shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or


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

an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. The President shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President. The President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

      Section 4.09. The Vice Presidents. The Vice Presidents, if any, shall have such designations (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice President, Vice President, Second Vice President and Senior Managing Directors or positions of equivalent rank) and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer or President may from time to time prescribe.

      Section 4.10. The Secretary. The Secretary shall have the following powers and duties, except as may be otherwise determined by the Board of Directors or the Chief Executive Officer:

            (1) he or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

            (2) he or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

            (3) whenever any committee shall be appointed pursuant to a resolution by the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.

            (4) he or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

            (5) he or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

            (6) he or she shall sign (unless the Chief Financial Officer, the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

            (7) he or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her


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

from time to time by the Board of Directors, the Chief Executive Officer, the President or the General Counsel.

      Section 4.11. The Chief Financial Officer. The Chief Financial Officer of the Corporation shall have the following powers and duties:

            (1) he or she shall be the principal financial and accounting officer of the Corporation and shall be responsible for all financial and operating statements, tax reports and returns, and reports to government agencies.

            (2) he or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

            (3) he or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

            (4) he or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-
Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

            (5) he or she shall render to the Board of Directors, the Chief Executive Officer or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

            (6) he or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

            (7) he or she may sign (unless the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

            (8) he or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.


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

            (9) he or she shall perform, in general, all duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

      Section 4.12. The Treasurer. The Treasurer shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Financial Officer. In the absence of the Chief Financial Officer, the duties of the Chief Financial Officer shall be performed and his or her powers may be exercised by the Treasurer; subject in any case to review and superseding action by the Board of Directors, the Chief Executive Officer or the President.

      Section 4.13. General Counsel. The General Counsel of the Corporation shall be the principal legal officer of the Corporation and shall be responsible for all legal affairs of the Corporation. He or she shall perform all other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

      Section 4.14. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

      Section 4.15. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


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

                                   ARTICLE V.

                                  CAPITAL STOCK

      Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

      Section 5.02. Signatures; Facsimile. All of such signatures on the certificates referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors, or the Chief Financial Officer, Treasurer or other officer as authorized by the Board of Directors, may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors, or the Chief Financial Officer, Treasurer or other officer as authorized by the Board of Directors, of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors, or the Chief Financial Officer, Treasurer or other officer as authorized by the Board of Directors, may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

      Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation


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Law of the State of Delaware. Subject to the provisions of the Certificate of
Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

      Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

      Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


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                                   ARTICLE VI.

                                 INDEMNIFICATION

      Section 6.01. Nature of Indemnity for Directors and Officers. The Corporation shall indemnify any person who is or was or has agreed to become a Director or Officer of the Corporation and who was, is or may be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation's request with respect to any employee benefit plan. In addition, the Corporation shall indemnify any person, whether or not such person is or was a Director or Officer of the Corporation, who is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was, is or may be made a party to any Proceeding by reason of any action alleged to have been taken or omitted in such capacity.

      Any indemnification of an individual pursuant to this Section 6.01 (unless ordered by a court) shall be made by the Corporation, unless a determination is made that the individual failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, to the extent that a present or former director or officer of the Corporation or of another entity covered under this Section 6.01 has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify a director or officer of the Corporation or of another entity covered under this Section 6.01 in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

      Section 6.02. Nature of Indemnity for Employees and Agents. The Corporation may indemnify any person who is or was or has agreed to become an employee or agent of the Corporation, or who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was or is or may be made a party to a Proceeding by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation's request with respect to any employee benefit plan. Any indemnification of a present or former employee or agent under this Section 6.02 (unless ordered by a court) may be made by the


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Corporation, unless a determination is made that the present or former employee or agent failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 6.03. Limitation on Indemnities. In the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor against any person described in Sections 6.01 and 6.02 above, (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and
(ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      Section 6.04. Expenses to be Reimbursed. Without limitation, any indemnification provided by the Corporation pursuant to Section 6.01 shall cover, or with respect to an indemnification provided pursuant to Section 6.02, may cover, judgments, fines, court costs, reasonable attorneys' fees and the cost of reasonable settlements, to the extent such expenses are actually and reasonably incurred in connection with the Proceeding.

      Section 6.05. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation or of another entity under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 6.01. Any indemnification of a present or former employee or agent of the Corporation or of another entity under Section 6.02 hereof (unless ordered by a court) may be made by the Corporation unless a determination is made that indemnification of the present or former employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.02. Any such determination shall be made, with respect to a person who is a Director or Officer of the Corporation at the time of such determination, (1) by a majority vote of the Directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.


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      Section 6.06. Advance Payment of Expenses. Expenses (including attorneys'
fees) incurred by a director or officer described in Section 6.01 in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it should be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees or agents described in Section 6.02 in defending any Proceeding may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent any director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

      Section 6.07. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such covered capacity at any time while these provisions, as well as the relevant provisions of any applicable law, are in effect. Any repeal or modification of these provisions or applicable law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Rights arising under this Article may not be modified retroactively without the consent of any affected director, officer, employee or agent or former director, officer, employee or agent.

      Section 6.08. Preservation of Other Rights. The indemnification provided under this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 6.09. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, Officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

      Section 6.10. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion


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

of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 6.11. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer pursuant to these By-Laws, or advance of costs, charges and expenses to a director or officer under Section 6.06 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in a court of law. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.06 of these By-Laws where the required undertaking of repayment, if any, has been received by the Corporation) that the claimant has not met the standard of conduct requiring indemnification by the Corporation, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  ARTICLE VII.

                                     OFFICES

      Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

      Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


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                                  ARTICLE VIII.

                               GENERAL PROVISIONS

      Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

      A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

      Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

      Section 8.03. Execution of Instruments. The Chief Executive Officer, the President, any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents and Senior Managing Directors or positions of equivalent rank), the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer or any Assistant Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chief Executive Officer or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

      Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the Chief Executive Officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chief Executive Officer shall authorize. When so authorized by the Board of Directors or the Chief


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Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

      Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer to make such determination.

      Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

      Section 8.07. Sale, Transfer, etc. of Securities. Subject to the limitation contained in these By-Laws, and except as otherwise provided by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank), the Treasurer, the Secretary , an Assistant Treasurer or a Treasury Officer of the Corporation with the approval in writing of the Treasurer, the Controller, the Auditor, an Associate Auditor or an Assistant Auditor is hereby authorized to do any and all things necessary to assign or transfer any stock in any corporation or any bonds, debentures, notes or other evidences of indebtedness now or hereafter owned by or standing in the name of the Corporation, and may make, execute and deliver in the name of and as the act of the Corporation, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.

      Section 8.08. Voting Upon Stock. Unless otherwise ordered by the Board of Directors, the President, the Chief Financial Officer, Treasurer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank) shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

      Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.


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      Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

      Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX.

                     AMENDMENT OF BY-LAWS; EMERGENCY BY-LAWS

      Section 9.01. Amendment. These By-Laws may be amended, altered or repealed

            (1) by resolution adopted by a majority of the Board of Directors then in office at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

            (2) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

      Notwithstanding the foregoing, the proviso to Section 2.06 of these By-Laws may be amended, altered or repealed only to the extent necessary to reflect an amendment of Section 9.9 of the Plan and only with the affirmative vote of the same number of Directors as was required under the Plan for such amendment.

      Section 9.02. Emergency By-Laws. The Board of Directors may adopt additional or alternative By-Laws or provisions hereof to be operative during an emergency in the manner contemplated by and subject to applicable provisions of the Delaware General Corporation Law.


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                                   ARTICLE X.

                                  CONSTRUCTION

      Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.


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